UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of Principal Executive Offices, and Zip Code)

(818) 362-8391
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Benefits Agreements

On March 31, 2025, Tutor Perini Corporation (the “Company”) entered into a Separation Benefits Agreement (each an “Agreement” and collectively the “Agreements”) with each of Ghassan M. Ariqat, Executive Vice President, Building and Specialty Contractors Groups; Kristiyan D. Assouri, Executive Vice President, Chief Legal Officer and Corporate Compliance Officer; and Ryan J. Soroka, Executive Vice President and Chief Financial Officer (each an “Executive” and collectively, the “Executives”). The Agreements supplement and amend the separation benefits provided in the Executives’ respective employment letters, if any.

Under each Agreement, in the event of termination without “cause” or resignation for “good reason” (each, as defined in the Agreements), the applicable Executive is entitled to (i) severance equal to 150% of the sum of his or her annual base salary and target bonus for the year of termination, (ii) a pro-rata bonus for the year of termination (based on actual performance), and (iii) full vesting of outstanding equity awards (with any performance-based awards vesting at the greater of target or actual performance through the date of termination); in addition, any options held by the Executive will remain outstanding through the maximum expiration date of the option.

If either such termination occurs during the two-year period after or, in certain circumstances, six months prior to a “change in control” (as defined in the Agreement), then the Executive will receive the separation payments and benefits described above, but the severance will equal 200% (rather than 150%) of the sum of base salary and target bonus.

If the Executive’s employment is terminated as a result of his or her death or disability, then the Executive will be eligible to receive (i) a pro-rata bonus for the year of termination (based on actual performance) and (ii) full vesting of outstanding equity awards (with any performance-based awards vesting at the greater of target or actual performance through the date of termination); in addition, any options held by the Executive will remain outstanding through the maximum expiration date of the option.

Pursuant to the Agreements, severance payments and benefits are subject to the Executive’s (or his or her estate’s) timely execution and non-revocation of a general release of claims.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUTOR PERINI CORPORATION

Date:	April 4, 2025	By:	/s/ Ifigenia Protopappas
Ifigenia Protopappas
Corporate Secretary

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